UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

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InnerWorkings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 21, 2017, InnerWorkings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) mailed proxy materials to stockholders who held the Company’s common stock as of April 6, 2017 (the “Record Date”), including a Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Original Proxy Statement”), for the 2017 Annual Meeting of Stockholders, that is to be held on Thursday, June 1, 2017, at 11:00 a.m., Central Time, for the purposes set forth in the Original Proxy Statement (the “Annual Meeting”).
The Company is filing this supplement to the Original Proxy Statement with the Securities and Exchange Commission (the “Supplement,” and together with the Original Proxy Statement, the “Proxy Statement”) to supplement the information contained in the Original Proxy Statement concerning director attendance at meetings of the Company’s Board of Directors (the“Board”) and its committees.
The Company received a report from ISS Proxy Advisory Services (“ISS”) with their recommendations to their respective institutional clients on how to vote their shares of common stock of InnerWorkings, Inc. at our Annual Meeting. ISS has recommended, among other things, a vote in favor of all directors, except for J. Patrick Gallagher, Jr. and Julie M. Howard due to ISS’s policy on director meeting attendance.
Despite ISS’s recommendation, the Board recommends that stockholders vote “FOR” Mr. Gallagher’s and Ms. Howard’s election to the Board, in addition to the other director nominees. In order to provide additional information regarding the consistently strong meeting attendance of these directors year after year as further context for the unusual circumstances of 2016, this Supplement is being filed solely to amend and restated the first two sentences presented under “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE-Meetings and Committees of the Board of Directors,” which appears on page 10 of the Original Proxy Statement. When reviewing this section of the Original Proxy Statement, please refer to this Supplement for complete information.
Except as supplemented by the information contained in this Supplement, all information set forth in the Original Proxy Statement remains accurate in all material respects and should be considered in casting your vote by proxy or at the Annual Meeting.
This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Original Proxy Statement.
As a stockholder, your vote is very important and the Board strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting in person. The previously provided proxy materials include instructions for voting and for requesting a printed copy of the proxy materials, including a proxy card.
The Company has engaged Alliance Advisors to assist in the solicitation of proxies and to provide informational support and analysis for $10,000 plus expenses.
If you have already submitted your proxy, this Supplement does not require that you do so again. You may revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the Annual Meeting to Ronald C. Provenzano, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (3) voting in person at the Annual Meeting. Attending the Annual Meeting does not revoke your proxy unless you vote in person at the meeting.
Stockholders are cordially invited to attend the Annual Meeting in person. Please note that you will need proof that you own the Company’s common stock as of the Record Date to be admitted to the meeting. If your shares are registered directly in your name, please bring proof of stock ownership. If your shares are held for your account in the name of a broker, bank or other nominee, you must bring a current brokerage statement, letter from your stockbroker or other proof of stock ownership to the meeting.

SUPPLEMENT #1 TO DEFINITIVE PROXY STATEMENT
This supplemental information should be read in conjunction with the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by InnerWorkings, Inc. (the “Company”) on April 13, 2017 (the “Definitive Proxy Statement”), which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. The following sets forth additional information concerning the attendance of J. Patrick Gallagher, Jr. and Julie M. Howard at meetings of the Board and the committees on which each of them serves.

The first two sentences under “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE-Meetings and Committees of the Board of Directors,” which appears on page 10 of the Original Proxy Statement, are amended and restated as follows:

During 2016, the Board held five meetings. During 2016, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board on which he or she served, except that directors J. Patrick Gallagher, Jr. and Julie M. Howard attended 71% and 68% of all meetings, respectively.

Mr. Gallagher was unable to attend a brief telephonic meeting of the Board due to unavoidable scheduling conflicts. Attendance at such meeting would have resulted in attendance at 79% of Board and applicable committee meetings. Ms. Howard was also unable to attend certain Board and committee meetings, several of which were held on the same day, due to unavoidable scheduling conflicts. Attendance at the meetings held on the single day referenced above would have resulted in attendance at 84% of Board and applicable committee meetings.

Although Mr. Gallagher and Ms. Howard attended less than 75% of such meetings in 2016, the Board recommends that stockholders vote “FOR” Mr. Gallagher’s and Ms. Howard’s election to the Board, in addition to the other director nominees, as 2016 was an anomaly in the case of both directors. Mr. Gallagher and Ms. Howard consistently have attended more than 75% of all Board and applicable committee meetings during their entire six- and five-year tenures, respectively. For example, in 2014 and 2015, Mr. Gallagher attended 100% and 86%, respectively, of all Board and applicable committee meetings and Ms. Howard attended 100% and 95%, respectively, of all Board and applicable committee meetings. Over the three-year period ended December 31, 2016, Mr. Gallagher and Ms. Howard attended 86% and 89% of all Board and applicable committee meetings, respectively. In light of their strong attendance records over the years, the Company considers the lower attendance percentages in 2016 to be anomalies based on unusual circumstances, and does not believe it to represent a reflection on their commitment to the Board or attendance at its meetings.

Both Mr. Gallagher and Ms. Howard are also actively engaged with the Company, the Board and management through frequent informal calls and meetings, in addition to formal Board and applicable committee meetings. Additionally, in the rare circumstances where a director is unable to attend a formal meeting, the Board has a practice of briefing and seeking feedback from the director before and after the applicable meeting.

Furthermore, Mr. Gallagher and Ms. Howard bring valuable insight and expertise to the Board. Mr. Gallagher’s 19 years as the Chief Executive Officer of a publicly-listed services business provides valuable insight and perspective to the Company. Ms. Howard’s business experience and involvement with strategic and operational programs, development of growth and profitability initiatives and regular interaction with a wide range of corporate constituents contributes unique perspectives and skill sets to the Board in its oversight of the Company’s business and its respective strategic initiatives.

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